UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2008
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On October 23, 2008, Zimmer Holdings, Inc. (the “Registrant”) reported its results of operations for the quarter ended September 30, 2008. The Registrant’s earnings release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.
     The earnings release attached as Exhibit 99.1 includes two types of non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. The first type of non-GAAP financial measure included in the press release consists of sales information reported on a constant currency basis which has been calculated by translating actual current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases that exclude the effect of changes in foreign currency exchange rates.
     The second type of non-GAAP financial measure included in the press release consists of operating performance measures that have been adjusted to exclude certain items. The Registrant has presented adjusted net earnings and adjusted diluted EPS for the third quarter and first nine months of 2008 and projected adjusted diluted EPS for the full year 2008 to exclude the effects of the following:
•	an estimated current tax benefit recorded in the third quarter of 2008 related to the deductibility of the $169.5 million civil settlement amount paid in September 2007 in connection with the settlement of a federal investigation;
•	a provision recorded in the third quarter of 2008 for known and anticipated claims relating to the previously announced voluntary suspension of marketing and distribution of the Durom® Acetabular Component in the U.S., net of tax; and
•	inventory step-up and acquisition, integration and other related expenses, net of tax.
     In addition, projected adjusted diluted EPS for the full year 2008 excludes the following:
•	in-process research and development (“IPR&D”) charges associated with the recent acquisition of Abbott Spine, net of tax.
     Adjusted net earnings and adjusted diluted EPS for the 2007 periods presented in the press release exclude the effects of the following:
•	the $169.5 million civil settlement amount referred to above; and
•	acquisition, integration and other related expenses, net of tax.
     The items identified above are typically highly variable and of a size that could have a substantial impact on the Registrant’s reported operations for a period. Management considers the provision related to the Durom Acetabular Component a non-recurring item that, as explained in the press release, is qualitatively different from the Registrant’s routine product liability claims.
     Management uses this non-GAAP information internally to evaluate the performance of the business and believes that it provides useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Registrant’s on-going operating results;
•	the ability to better identify operating trends that may otherwise be masked or distorted by these types of items and to perform related trend analysis; and
•	a higher degree of transparency of certain expenses.
     All of the non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the press release.
     The Registrant is furnishing the information contained in this report, including the Exhibit, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report, including the Exhibit.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 23, 2008, issued by the Registrant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 23, 2008

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps

Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 23, 2008, issued by the Registrant